UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[  ] Definitive Information Statement

ENER1, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]     No fee required
[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.     Title of each class of securities to which transaction applies:

2.     Aggregate number of securities to which transaction applies:

3.     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.     Proposed maximum aggregate value of transaction: ____________________________________________________________
5. Total fee paid: ____________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.     Amount previously paid: ____________________________________________________________
2.     Form, Schedule or Registration Statement No.: ____________________________________________________________
3.     Filing Party: ____________________________________________________________
4.     Date Filed: ____________________________________________________________

-*-

ENER1, INC.
550 Cypress Creek Road
Suite 120
Fort Lauderdale, Florida 33309

NOTICE OF ACTION TO BE TAKEN BY CONSENT
OF SHAREHOLDERS

November 24, 2004

Dear Stockholder:

        On November 24, 2004 the Board of Directors of Ener1, Inc. (the “Company”) adopted a resolution recommending an amendment to the Articles of Incorporation to increase the number of authorized shares of the Company’s capital stock. The Company’s majority shareholder has approved the proposed amendment to the Company’s Articles of Incorporation through action taken by consent and without a meeting, as authorized by Section 607.0704 of the Florida Business Corporation Act. The actions recommended by the Board of Directors and approved by the Company’s majority shareholder pursuant to Section 607.0704 of the Florida Business Corporation Act will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on _______, 2004.

        A copy of the Articles of Amendment which have been recommended by the Company’s Board of Directors are attached to this Information Statement.

        We are not asking you for a proxy, nor are we asking you to respond to this notice in any other way. The purpose of this notice is to only to provide you with information regarding the actions which have been approved by our Board of Directors and our majority shareholder.

Sincerely, BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer

INFORMATION STATEMENT
ACTION TAKEN BY CONSENT OF SHAREHOLDERS
OF
ENER1, INC.

        This Information Statement is furnished to the holders of the common stock of Ener1, Inc., (the “Company”) on behalf of the Company in connection with an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s capital stock. This action has been recommended by the Company’s Board of Directors and approved by the Company’s majority shareholder pursuant to and in accordance with the provisions of Section 607.0704 of the Florida Business Corporation Act. This action will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on _______, 2004 (the “Record Date”). This Information Statement is first being mailed to shareholders on or about _______, 2004.

        The Company’s principal executive offices are located at 500 Cypress Creek Road, Suite 100, Fort Lauderdale, Florida 33309.

        THE PURPOSE OF THIS INFORMATION STATEMENT IS TO PROVIDE YOU WITH NOTICE OF THE ACTIONS WHICH HAVE BEEN PROPOSED. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL FOR AMENDMENT TO ARTICLES OF INCORPORATION TO
INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK
TO 750,000,000 SHARES

PROPOSAL

        On November 24, 2004, the Company’s Board of Directors voted unanimously to authorize and recommend that its stockholders approve a proposal to increase the Company’s authorized shares of Common Stock to 750,000,000 shares by amending the Company’s Articles of Incorporation. On November 24, 2004, the Company’s majority shareholder approved by written consent the proposed amendment.

BACKGROUND INFORMATION

        The Company currently has 345,455,751 shares of its common stock outstanding. It has issued options, warrants, convertible debentures and other instruments which give the holders the right to acquire an estimated additional 167,725,145 shares of its common stock. The Company’s authorized common stock consists of 500,000,000 shares.

        The Company is increasing its authorizing common shares to 750,000,000 to: (1) allow for potential future issuance of common stock, or options, warrants, convertible debentures and other instruments exercisable for or convertible into common; (2) and ensure that the Company has sufficient authorized common stock to satisfy its obligation to issue common stock upon the exercise or conversion of options, warrants, convertible debentures and other instruments that are already outstanding.

        Increasing the number of authorized shares of the Company’s common stock will enable the Company to issue, offer and sell additional shares of common stock in the future. It will also enable the Company to grant, issue, offer and sell options, warrants, convertible debentures and other instruments exercisable for or convertible into shares of common stock in the future. Additional authorized but unissued shares of common stock, and additional options, warrants, convertible debentures and other instruments may be issued at such times and for such consideration as the Board of Directors may determine to be appropriate. These issuances may be made without further authority from the Company’s stockholders, except as otherwise required by applicable corporate law or applicable stock exchange policies.

        Increasing the number of authorized common shares will also enable the Company to reserve shares sufficient to support the issuance of the additional estimated 167,725,145 shares of common stock issuable upon the exercise or conversion of options, warrants, convertible debentures and other instruments that have already been issued or granted. After the proposed Amendment to the Articles of Incorporation is filed and effective, the Company will take steps to ensure that a total of 167,725,145 shares are reserved with the transfer agent

        The following individuals who have served as directors or officers of the Company since January 1, 2004 directly or indirectly hold options, warrants or other instruments exercisable for or convertible into shares of common stock: Mike Zoi, Peter Novak, Ronald Stewart, Kevin Fitzgerald, Boris Zingarevich, Randall Paulfus Carlos E. Mendez-Penate and Karl Gruns.

        Under the terms of a Waiver Agreement with Ener1 Group, Inc., the Company’s majority shareholder, signed in January 2004 and included as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003, the Company is required to increase its authorized common shares sufficiently to allow the Company to reserve with its transfer agent shares that would be issuable if Ener1 Group exercised warrants to acquire 69 million shares granted in 2002.

        Adoption of the proposed Amendment to the Articles of Incorporation will enable the Company to fulfill its obligation under the Waiver Agreement. Two of the Company’s directors, Dr. Novak and Mr. Zoi, and a former director, Mr. Boris Zingarevich, indirectly beneficially own all of the outstanding securities of Ener1 Group.

        Despite the proposed increase in authorized common shares, the large number of common shares already outstanding and the Company’s long term goal of having its common stock traded on one or more major exchanges (which may require substantially higher common stock prices than that at which the Company’s stock is currently traded), the Company does not have a current plan to engage in a reverse split of its common shares.

EFFECT OF THE AMENDMENT

        The amendment will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, unless and until additional shares of common stock authorized through the amendment are issued.

        The amendment will have the following effects upon the shares of the Company’s capital stock outstanding and the number of authorized and unissued shares of capital stock:

*	The number of shares of common stock owned by each stockholder will remain the same;

*	The number of shares of authorized common stock will increase to 750,000,000 shares;

*	The number of shares of authorized preferred stock will remain unchanged; and

*	The par value of the common stock will remain unchanged.

NO RIGHTS OF APPRAISAL

        Under the Laws of Florida, the Company’s dissenting stockholders are not entitled to appraisal rights with respect to the amendment, and the Company will not independently provide its stockholders with any such right.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The Company believes that there are no federal income tax consequences to holders of common stock. However, the Company’s beliefs regarding the tax consequence of the amendment are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

        This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. Stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the amendment.

RECORD DATE

        The Company set ________, 2004 (the “Record Date”), as the record date for purposes of determining the shareholders of record who are entitled to receive notice of the amendment of the Articles of Incorporation.

APPROVAL OF PROPOSED AMENDMENT

        On November 24, 2004, the Company’s Board of Directors unanimously approved the proposed amendment and recommended that such proposal be submitted for shareholder approval. Adoption of the proposed amendment to the Articles of Incorporation requires the approval of the Company’s shareholders holding not less than a majority of the Company’s issued and outstanding common stock. As of the Record Date, there were 347,455.751 shares of common stock issued and outstanding, each share entitled to a single vote, of which 306,744,593 shares, or approximately 88%, were owned by Ener1 Group. Rather than calling a meeting of its shareholders to vote on the adoption of the proposed amendment to the Articles of Incorporation on November 24, 2004, the Company obtained the approval of the proposed actions from Ener1 Group, the holder of a majority of the Company’s issued and outstanding common stock, by written consent in lieu of a meeting.

        In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, the actions recommended by the directors and approved by written consent of the majority shareholder will not take effect any earlier than 20 calendar days after the date on which this Information Statement is sent or given to all persons who were holders of record of the Company’s issued and outstanding common stock on the Record Date. The amendment will become effective upon filing with the State of Florida.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of November 24, 2004, the stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its common stock. As of November 24, 2004, there were 347,455,751 shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

        Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns. Except as otherwise noted below, the address of each person or entity named in the following table is c/o Ener1, Inc., 500 West Cypress Creek Road, Suite 100, Ft. Lauderdale, Florida 33309.

Title of Class	Name	Amount of beneficial ownership	Percent of class
Common Stock	Ener1 Group(1)	393,356,886	87.26
Common Stock	ITOCHU(2)	24,846,396	5.51
Common Stock	Kevin Fitzgerald(3)	5,108,225	1.13
Common Stock	Peter Novak(4)	3,751,791	*
Common Stock	Mike Zoi(5)	834,206	*
Common Stock	Ronald Stewart	370,000	*
Common Stock	Karl Gruns(6)	242,000	*
Common Stock	Randall Paulfus(7)	66,667	*
Common Stock	Dr. Elena Shembel	1,000	*
Common Stock	Carlos E. Mendez-Penate	--	*
All officers and directors
as a group (8)		10,373,889	2.30

* Less Than 1%

1)     Includes 86,612,293 shares issuable under outstanding warrants exercisable during the 60 day period following November 24, 2004. Mike Zoi, Peter Novak and Boris Zingarevich, a former director, own 100% of Ener1 Group’s outstanding securities.

2)     Includes 9,346,396 shares issuable under outstanding options exercisable during the 60 day period following November 24, 2004.

3)     Includes 4,481,225 shares issuable under outstanding options exercisable during the 60 day period following November 24, 2004. Also includes 250,000 shares issuable upon exercise of common stock warrants pursuant to 2002 Stock Option Plan.

4)     Includes 1,953,376 shares issuable under outstanding warrants exercisable during the 60 day period following November 24, 2004.

5)     Includes 434,330 shares issuable under outstanding warrants exercisable during the 60 day period following November 24, 2004.

6)     Includes 70,000 shares issuable under outstanding options exercisable during the 60 day period following November 24, 2004. Also includes 100,000 shares issuable under grants exercisable by 1/24/05 and 22,000 shares issuable upon exercise of common stock warrants pursuant to 2002 Stock Option Plan.

7)     Shares issuable upon exercise of common stock warrants pursuant to 2002 Stock Option Plan.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 500 Cypress Creek Road, Suite 100, Ft. Lauderdale, Florida 33309, or by calling the Company at (954) 556-4020 and requesting a copy of the Information Statement. Security holders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

Exhibit A

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
OF ENER1, INC.

        Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the Chief Executive Officer of ENER1, INC., a Florida corporation bearing document number H36296 (the “Corporation”), does hereby certify:

FIRST:	That pursuant to a Written Consent of the Board of Directors dated November 24, 2004, the Board of Directors of the Corporation approved amendments to the Corporation’s Articles of Incorporation increasing the number of shares of common stock authorized by the Corporation to 750,000,000.

SECOND:	Article IV(a) of the Corporation’s Articles of Incorporation shall be deleted in its entirety and replaced with the following:

“ARTICLE IV
CAPITAL STOCK

a.	the total number of shares of capital stock authorized to be issued by this corporation shall be:

750,000,000 shares of common stock, par value $0.01 per share (the “Common Stock:); and

5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).”

THIRD:	Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

FOURTH:	These Articles of Amendment shall be effective as of the date and time of filing.

FIFTH:	These Articles of Amendment have been approved and adopted by the shareholders of the Corporation holding a majority of the votes entitled to be cast on the amendments, by Written Consent of the Shareholders dated November 24, 2004, pursuant to Section 607.0704 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendments to the Corporation’s Articles of Incorporation by the shareholders of the Corporation were sufficient for approval.

        IN WITNESS WHEREOF, said Corporation has caused these Articles of Amendment to be signed in its name by its Chief Executive Officer on December ___, 2004.

ENER1, INC. BY: /S/ Kevin P. Fitzgerald —————————————— Kevin P. Fitzgerald Chief Executive Officer